[STEGMAN & COMPANY LETTERHEAD]

                        INDEPENDENT ACCOUNTANTS' CONSENT



The Board of Directors
BUCS Financial Corp
Owings Mills, Maryland


         We consent to the incorporation by reference in this Registration Statement of BUCS Financial Corp on Form S- 8 of our report dated January 19, 2002, incorporated by reference in the Annual Report on Form 10-KSB of BUCS Financial Corp for the year ended December 31, 2001.




                                /s/Stegman & Company
                                --------------------
                                Stegman & Company





July 29, 2002

Baltimore, Maryland